UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2018

VITAL THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15010 Avenue of Science, Suite 200 San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   (858) 673-6840
________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. Yes ☒    No  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 11, 2018, Vital Therapies, Inc. (the “Company”) entered into an investment banking agreement (the “Engagement Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), pursuant to which Landenburg will act as the Company’s strategic financial advisor to assist in the review of the Company’s business and assets and exploration of strategic opportunities for enhancing stockholder value, including the potential sale or merger of the Company (a “Transaction”). Landenburg is a New York-based investment banking firm. While the Company has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any strategic or financial option or transaction will be presented, implemented or consummated.

Under the Company’s Engagement Agreement, as compensation for the services provided by Landenburg, the Company shall pay, or cause to be paid, to Landenburg, the following nonrefundable fees: (i) if the Company consummates a Transaction, it shall pay to Landenburg a transaction fee of $1,000,000 (the “Transaction Fee”) at the closing of the Transaction, (ii) a retainer fee of $75,000, which is creditable against the Transaction Fee, and (iii) an opinion fee of $250,000. Under the terms of the Engagement Agreement, the Company has agreed to indemnify Landenburg against certain liabilities and to contribute to payments that Landenburg may be required to make in respect to such liabilities.

The foregoing summary of the Engagement Agreement does not purport to be complete and is qualified in its entirety by reference to the Engagement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 10, 2018, Jean-Jacques Bienaimé, Douglas E. Godshall, Errol R. Halperin, J. Michael Millis, M.D. and Muneer A. Satter tendered their resignations from the Board of Directors (the “Board”) and as a member of each committee on which such director served. The Board has accepted each such resignation. The decision of each of Messrs. Bienaimé, Godshall, Halperin, Satter and Dr. Millis did not result from any disagreement with the Company on any matter related to the Company’s operations, policies or practices.
Following the resignation of Messrs. Bienaimé, Godshall, Halperin, Satter and Dr. Millis, the Board reduced the size of the Board to four members in accordance with the provisions of the Company’s Certificate of Incorporation and bylaws.

Item 8.01 Other Information.

On October 11, 2018, the Company issued a press release announcing the Engagement Agreement with Landenburg and the reduction in the size of the Board. The press release announcing the Engagement Agreement and the reduction in the size of the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this report are forward-looking statements, including, among others, statements relating to any strategic or financial option or transaction. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Risks and uncertainties include stock market conditions and our ability to identify a buyer or other investor and our ability to consummate a strategic or financial option or transaction. Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. These forward-looking statements speak only as of the date hereof and Vital Therapies, Inc. disclaims any obligation to update these statements except as may be required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Investment Banking Agreement between Ladenburg Thalmann & Co. Inc. and Vital Therapies, Inc., dated October 11, 2018
99.1	Press Release, dated October 11, 2018

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL THERAPIES, INC.

By: /s/ Michael V. Swanson
Michael V. Swanson Chief Financial Officer
Date: October 11, 2018

EXHIBIT INDEX

Exhibit No.	Description
10.1	Investment Banking Agreement between Ladenburg Thalmann & Co. Inc. and Vital Therapies, Inc., dated October 11, 2018
99.1	Press Release, dated October 11, 2018